UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2016 (March 1, 2016)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-180356 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation

Terms of the Agreement

On March 1, 2016 (the “Effective Date”), RPT Flats at Carrs Hill, LLC (“RPT Flats at Carrs Hill”), a Delaware limited liability company and an indirect wholly-owned subsidiary of RREEF Property Trust, Inc. (the “Company”), as borrower, entered into a credit agreement providing for a $14.5 million secured, fully non-recourse loan (the “Loan”) with Nationwide Life Insurance Company (“Nationwide”), which is not affiliated with the Company or any of the Company’s affiliates.

The Loan is secured by the Flats at Carrs Hill, a 138 unit student housing apartment property covering 135,864 square feet located on a 14.3 acre site in Athens, Georgia (the “Property”). The Company acquired the Property for a gross purchase price of $27.0 million on September 30, 2015, exclusive of closing costs, and owns it through RPT Flats at Carrs Hill.

The interest rate for the Loan is fixed at 3.63% with interest-only payments for the full term of the Loan. The maturity date of the Loan is March 1, 2026 with no extension options. The Loan permits voluntary prepayment of the full amount of the Loan at any time subject to payment of the applicable prepayment premium, which is (a) the greater of a yield maintenance calculation or 1.0% of the principal amount outstanding for prepayments occurring up to and including the 96th month of the term, (b) 2.0% of the principal amount outstanding for prepayments occurring during months 97 through 102 of the term, or (c) 1% of the principal amount outstanding for prepayments occurring during months 103 through 114 of the term. The Loan is prepayable at par during the last six months of the term. Additionally, the Loan contains a one-time option to be assumed by a new borrower subject to satisfaction, in Nationwide’s sole discretion, of specified conditions and payment of a fee equal to 1.0% of the outstanding balance of the Loan.

Fees

RPT Flats at Carrs Hill paid loan financing costs of $145,000, comprised of lender fees, placement agent fees, legal costs, taxes, and other customary closing costs.

Use of Proceeds

Proceeds of $14.5 million under the Loan were applied to the Company’s existing secured $75.0 million line of credit with Wells Fargo Bank, N.A. Prior to closing of the Loan, the Property served as additional collateral under the line of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 3, 2016